Exhibit 10(w)-5

FOURTH AMENDMENT TO THE

EMPLOYMENT AND SEVERANCE AGREEMENT

OF

VICTOR A. STAFFIERI

This Fourth Amendment to the Employment and Severance Agreement of Victor A. Staffieri (“Fourth Amendment”) is made and entered into as of the 1st day of February, 2004 by and among (i) LG&E Energy LLC, a Kentucky limited liability company (“Company” as successor to LG&E Energy Corp.), (ii) Powergen Limited, a United Kingdom limited company (“Parent” formerly known as Powergen, plc), (iii) E.ON AG, an anktiengesellschaft formed under the Federal Republic of Germany (“German Parent”), and (iv) Victor A. Staffieri (“Executive”), collectively referred to as the “Parties”.

WHEREAS, the Executive, the Company and the Parent entered into an Employment and Severance Agreement, dated February 25, 2000 (“Original Agreement”);

WHEREAS, the Original Agreement was previously amended by the Executive, the Company and the Parent in documents dated December 8, 2000 (“First Amendment”) and dated as of April 30, 2001 (“Second Amendment”);

WHEREAS, the Executive, the Company, the Parent and German Parent previously amended the Original Agreement in a document dated July 1, 2002 (“Third Amendment”), the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment (collectively referred to herein as “Agreement”);

WHEREAS, the Company, the Parent and the German Parent have determined that a realignment of the board of directors of certain subsidiaries of the German Parent is appropriate; and

WHEREAS, the Parties have determined that it is now desirable to amend the Agreement to reflect certain changes resulting from the German Parent’s realignment of the composition of certain boards of directors.

AGREEMENT:

NOW THEREFORE, in consideration of the respective agreements of the Parties contained herein, it is agreed as follows:

1.        Section 3.1 shall be deleted and replaced in its entirety to read as follows:

“3.1         The Company agrees to employ

Executive, and Executive agrees to serve during the term hereof as Chairman and Chief Executive Officer of the Company. Executive shall report to Dr. Wulf Bernotat, or his successor. In addition, German Parent shall (i) cause the Executive to be elected as Chairman of the Board of Directors of the Company (the “Board”), (ii) secure Executive’s election as a member of the Board of Directors of E.ON US Investments Corp. (the “Primary U.S. Board”), and (iii) secure Executive’s election as a member of the management board or board of directors (as applicable) of any entity the German Parent utilizes to establish its presence, through acquisition or other development activity, in the United States’ energy industry (“Primary U.S. Acquisition Board”), and Executive agrees to serve in such capacities.”

2.        Section 3.2 shall be deleted and replaced in its entirety to read as follows:

“3.2         Executive agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection with the position named above. Executive shall perform such duties and exercise such powers, commensurate with his position, as Chairman and Chief Executive Officer of the Company, as Dr. Wulf Bernotat or his successor shall from time to time delegate to him on such terms and conditions and subject to such restrictions as Dr. Wulf Bernotat or his successor may reasonably from time to time impose.”

3.        Section 4.1 shall be deleted and replaced in its entirety to read as follows:

“4.1.        SALARY. The Company shall pay Executive an annual base salary (“Base Salary”) of not less than the amount the Executive is receiving at the time of this Fourth Amendment. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary shall be reviewed by Dr. Wulf Bernotat or his successor in December of each year, or such other date as agreed to by the Executive, during the term of this Agreement and may be increased in the discretion of Dr. Wulf Bernotat or his successor at that or any other time and, as so increased, shall constitute “Base Salary” hereunder. At no time shall Dr. Wulf Bernotat or his successor be able to decrease the Base Salary

4.        Subsection 6.5(a) shall be deleted and replaced in its entirety to read as follows:

“(a)         For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the events or conditions described in subsections (1) through (10) hereof:

(1)           a reduction by the Company in the Executive’s Base Salary or annual target bonus opportunity as in effect prior to such reduction or any failure to pay the Executive any compensation or benefits to which the Executive is entitled within thirty days of the applicable due date, provided that the Company may correct such reduction or failure within thirty (30) days of its commission;

(2)           German Parent, Parent or the Company require the Executive to be relocated anywhere in excess of fifty (50) miles of his present office location, except for required travel on German Parent, Parent or Company business consistent with his business travel obligations as in effect prior to the Effective Time and as provided in Section 3.4 of this Agreement;

(3)           a failure by Parent or the Company to maintain plans providing benefits at least as beneficial in the aggregate as those provided by any benefit or compensation plan, retirement or pension plan, stock option plan, bonus plan, long-term incentive plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating prior to the Effective Time, the Change in Control, or the effective date of this Fourth Amendment, as applicable, or if the Company or Parent has taken any action which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him prior to the Effective Time, the Change in Control, or the effective date of this Fourth Amendment, as applicable, or if the Company or Parent has failed to provide him with the number of paid vacation days to which he would be entitled in accordance with the Company’s normal vacation policy immediately prior to the Effective Time, the Change in Control, or the effective date of this Fourth Amendment as applicable;

(4)           Parent or the Company materially reduces, individually or in the aggregate, the Executive’s title, job authorities or responsibilities as in effect prior to such reduction;

(5)           Parent or the Company fails to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 11 hereof;

(6)           any purported termination of the Executive’s employment by Parent or the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8, hereof; and, for purposes of this Agreement, no such purported termination shall be effective;

(7)           any material breach by Parent or the Company of any provision of this Agreement;

(8)           any purported termination of the Executive’s employment for Cause by Parent or the Company which does not comply with the terms of Section 6.2 of this Agreement;

(9)           any removal of the Executive from the position of Chairman and Chief Executive Officer of the Company, except for Cause; or

(10)         any removal of Executive from, the Board, the Primary U.S.

Board, or the Primary U.S. Acquisition Board, except for Cause.”

5.        The first full sentence of Section 16 shall be deleted and replaced in its entirety to read as follows:

“16.         MISCELLANEEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive, German Parent and the Company.”

IN WITNESS WHEREOF, the Company, the German Parent, and the Parent have caused this Fourth Amendment to be executed by its duly authorized representative and the Executive has executed this Fourth Amendment as of the date set forth above. Except as provided herein, nothing contained in this Fourth Amendment shall alter the terms and conditions of the Agreement.

E. ON. AG

By:	/s/ Wulf Bernotat
Name
Title

LG&E ENERGY LLC

By:	/s/ John R. McCall
	Name	John R. McCall
	Title	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

POWERGEN LIMITED

By:	/s/ Fiona Stark
Name
Title

EXECUTIVE

/s/ Victor A. Staffieri
VICTOR A. STAFFIERI